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                                                                  Exhibit 10.19

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                                  Michael Quinn


         This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "AGREEMENT"), dated as of March 16, 1998, is between Community Distributors, Inc., a Delaware corporation (the "EMPLOYER"), and Michael Quinn (the "EMPLOYEE").

         WHEREAS, the Employer wishes to employ the Employee as an executive officer of the Employer, and the Employee wishes to work as an executive officer of the Employer, on the terms set forth below.

         NOW, THEREFORE, it is hereby agreed as follows:

         Section 1.      EMPLOYMENT.   The  Employer  hereby  employs  the
Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

         Section 2. DUTIES. The Employee shall be employed as the Vice President-Merchandising. In such capacity, the Employee shall have such executive responsibilities and duties as are assigned by the Employer's Board of Directors (the "BOARD") or the President of the Employer. The Employee agrees to devote his full time and best efforts to the performance of his duties to the Employer.

         Section 3. TERM. The initial term of employment of the Employee hereunder shall commence on the date hereof (the "COMMENCEMENT DATE") and shall continue until the third anniversary of the Commencement Date (the "INITIAL TERM"), unless earlier terminated pursuant to Section 6, and shall be renewed automatically for additional one (1) year terms thereafter unless terminated by either party by written notice to the other given at least ninety (90) days prior to the expiration of the then current term.

         Section 4. COMPENSATION AND BENEFITS. Until the termination of the Employee's employment hereunder, in consideration for the services of the Employee hereunder, the Employer shall compensate the Employee as follows:

         (a) BASE SALARY. The Employer shall pay the Employee, in accordance with the Employer's then current payroll practices, a base salary (the "BASE SALARY"). The Base Salary will be paid at an annual rate of $125,000. Such Base Salary may be increased from time to time at the sole discretion of the Board and is in addition to the other benefits set forth herein.



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         (b) VACATION. The Employee shall be entitled to three (3) weeks vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Employer and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year.

         (c) INSURANCE; OTHER BENEFITS. Accident, disability, life and health insurance for the Employee shall be provided by the Employer under group accident, life and health insurance plans maintained by the Employer for its full-time, salaried employees as such employment benefits may be modified from time to time by the Board for all full-time, salaried employees. In addition, the Employer shall either continue the Employee's current individual disability insurance policy or arrange for coverage under an alternative disability insurance policy which is no less favorable. The amount and extent of such coverage shall be subject to the discretion of the Board; PROVIDED, THAT the amount and extent of such coverage shall be no less favorable than such coverage provided by the Employer to the Employee immediately prior to the date hereof.

         Section 5. EXPENSES. The Employer shall reimburse the Employee for all reasonable expenses of types authorized by the Employer and incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

         Section 6. TERMINATION. The Employee's employment hereunder shall commence on the Commencement Date and continue until the expiration of the Initial Term, and any extension of such term pursuant to Section 3, except that the employment of the Employee hereunder shall earlier terminate:

         (a) DEATH OR DISABILITY. Upon the death of the Employee during the term of his employment hereunder or, at the option of the Employer, in the event of the Employee's disability, upon thirty (30) days' written notice from the Employer. The Employee shall be deemed disabled if an independent medical doctor (selected by the Employer's health or disability insurer) certifies that the Employee has for 180 days, consecutive or non-consecutive, in any twelve (12) month period been disabled in a manner which seriously interferes with his ability to perform his responsibilities under this Agreement. Any refusal by the Employee to submit to a medical examination for the purpose of certifying disability under this Section 6(a) shall be deemed to constitute conclusive evidence of the Employee's disability.

         (b) FOR CAUSE. For "Cause" immediately upon written notice by the Employer to the Employee. For purposes of this Agreement, a termination shall be for Cause if the Board shall determine that any one or more of the following has occurred:

             (i) the Employee shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Employer, including, but



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         not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Employer's business; or

             (ii) the Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony; or

             (iii) the Employee shall have committed a breach of any of the covenants, terms and provisions of Sections 8 or 9 hereof; or

             (iv) the Employee shall have breached any one or more of the provisions of this Agreement (excluding Sections 8 and 9 hereof) or any one or more of the provisions of the Stockholder Agreement dated as of January 30, 1995 among CDI Group, Inc. and its stockholders, AND such breach shall have continued for a period of ten (10) days after written notice to the Employee specifying such breach in reasonable detail; or

             (v) the Employee shall have refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with his duties hereunder.

         (c) RESIGNATION OR TERMINATION WITHOUT CAUSE. Upon ninety (90) days' written notice by the Employer to the Employee without Cause or by the Employee to the Employer.

         (d) RIGHTS AND REMEDIES ON TERMINATION.

         (i) If the Employee's employment hereunder is terminated pursuant to
Section 6(a) or by the Employer pursuant to Section 6(c), then the Employee (or his estate, as applicable) shall be entitled to receive payment, in accordance with the Employer's then current payroll practices, of the Employee's Base Salary in effect at the time of such termination for one year following such termination; PROVIDED, HOWEVER, that in the case of a termination by the Employer pursuant to Section 6(c), the Employee shall be required to mitigate his damages by accepting other suitable employment during such period and the Employer shall be entitled to reduce the amount payable by the Employer under this Section 6(d)(i) by an amount equal to the income received by the Employee pursuant to such new employment.

         (ii) Except as otherwise set forth in this Section 6(d), the Employee shall not be entitled to any severance or other compensation after termination other than payment of any portion of his Base Salary through the date of his termination and any expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties prior to termination.

         Section 7. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related



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to the Employer's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the term of his employment hereunder, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Employer ("INVENTIONS"), shall be the exclusive property of the Employer. The Employee shall promptly disclose all Inventions to the Employer, shall execute at the request of the Employer any assignments or other documents the Employer may deem necessary to protect or perfect its rights therein, and shall assist the Employer, at the Employer's expense, in obtaining, defending and enforcing the Employer's rights therein. The Employee hereby appoints the Employer as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Employer to protect or perfect its rights to any Inventions.

         Section 8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that certain assets of the Employer, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "CONFIDENTIAL INFORMATION") are valuable, special, and unique assets of the Employer and its affiliates. The Employee shall not, during or after his term of employment, disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder; PROVIDED, that Confidential Information shall in no event include (a) Confidential Information which was generally available to the public at the time of disclosure by the Employer or (b) Confidential Information which becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) or extracts of any items relating to the Confidential Information.

         Section 9. NON-COMPETITION. During the term of the Employee's employment hereunder and until one year after termination of the Employee's employment hereunder, the Employee will not (a) anywhere within New Jersey, New York or Pennsylvania or anywhere within 100 miles of any store operated by the Employer at the time of the Employee's termination, engage, directly or indirectly, alone or as a shareholder (other than as a holder of less than five percent (5%) of the common stock of any publicly traded corporation), partner, officer, director, employee or consultant of any other business organization that is engaged or becomes engaged in a business involving or relating to the operation of retail drug stores or in any other business activity that the Employer is conducting at the time of the Employee's termination or has notified the Employee that it proposes to conduct and for which the Employer has, prior to the time of


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such termination, expended substantial resources (the "DESIGNATED INDUSTRY"),
(b) divert to any competitor of the Employer any customer of the Employer, or
(c) solicit or encourage any officer, key employee or consultant of the Employer to leave its employ for alternative employment or hire or offer employment to, any person to whom the Employer has offered employment. The Employee will continue to be bound by the provisions of this Section 9 until their expiration and shall not be entitled to any compensation from the Employer with respect thereto except as provided in Section 6(d) hereof. If at any time the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         Section 10.     GENERAL.

         (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 10(a):

         If to the Employer, to:

                  Community Distributors, Inc.
                  251 Industrial Parkway
                  Somerville, New Jersey  08876
                  Attention:  Mr. Frank Marfino, President

         With a copy to:

                  Robert M. Wolf, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts 02110-1726

         If to the Employee, to:

                  Mr. Michael Quinn
                  c/o Community Distributors, Inc.
                  251 Industrial Parkway
                  Somerville, New Jersey  08876



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         (b) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under Sections 7, 8 and 9 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

         (c) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         (d) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto, including any entity which acquires substantially all of the assets or stock of the Employer.

         (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

         (h) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of New Jersey.




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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                        COMMUNITY DISTRIBUTORS, INC.


                                        By:    /s/ Frank Marfino
                                           ---------------------------------
                                              Title:Chief Executive Officer



                                               /s/ Michael Quinn
                                           ---------------------------------
                                                Michael Quinn